ACTION BY WRITTEN CONSENT OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

CLARIDGE VENTURES, INC.

A NevadaCompany

The undersigned, being the sole director (the “Director”) of Claridge Ventures, Inc., a Nevada Company, (the "Company"), pursuant to the Bylaws of the Company and the Nevada Revised Statutes, hereby consents in writing to the following actions of the Company as of April 5, 2012 a copy of which shall be filed with the minutes of the Company:

A.

The Company wishes to adopt and approve the actions (the “Actions”) set forth fully herein as it deems the Actions to be in the best interests of the Company on a going-forward basis.

B.

The Company’s Directors have received and reviewed, concurrently herewith, consent to take the Actions from holders of at least 60.36% of the 8,285,000 shares of the Company's common stock issued and outstanding.

C.

This Resolution of the Company’s Board of Directors shall become effective immediately.

IT IS RESOLVED THAT:

1.

INCREASE IN AUTHORIZED SHARES; CERTIFICATE OF CHANGE

RESOLVED, that the Company is authorized to increase the authorized number of shares of Common Stock from one hundred million (100,000,000) shares of Common Stock to four hundred million (400,000,000) shares of Common Stock, and there will be no change to the authorized preferred stock.

RESOLVED FURTHER, that the Company is authorized to execute and file with the Secretary of State of Nevada the Certificate of Change, to give effect to the change in the authorized number of shares of Common and Preferred Stock, substantially in the form attached hereto as Exhibit A.

2.

FORWARD STOCK SPLIT

RESOLVED, that the Company is hereby authorized to issue a dividend (the "Dividend") to its shareholders, payable as a 35-for-1 forward split of the issued and outstanding shares of Common Stock for all shareholders of record on the close of business on April 30, 2012 (the “Record Date”).  The payment date shall be determined by the Financial Industry Regulatory Authority upon approval of the associated documentation, and the Dividend shall be payable upon surrender of certificates.

RESOLVED FURTHER, that Holladay Stock Transfer, Inc. (the “Transfer Agent”) is hereby confirmed as the Company's Transfer Agent and Dividend Disbursing Agent for all shares of Common Stock of the Company which presently are, or which may hereafter be, authorized by the Articles of Incorporation, as amended from time to time, of this Company or any amendment or amendments thereto, to act in accordance with its general practices and regulations for the transfer and registration of stock and the disbursing of dividends.

RESOLVED FURTHER, that the Secretary of the Company is hereby instructed to forward a copy of this resolution notifying the Transfer Agent of the Dividend.

RESOLVED FURTHER, that the Transfer Agent for the Company’s Common Stock, is instructed and authorized to issue and deliver certificates representing the Dividend shares.

RESOLVED FURTHER, that, as a result of the aforementioned 35-for-1 forward stock split, the current 8,285,000 issued and outstanding shares of Common Stock shall, on the Record Date, represent 289,975,000 post forward split shares; any and all fractional shares resulting from the split shall be rounded up to the next whole share.

3.

OMNIBUS RESOLUTION.

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, issuance of share certificates, warrants, debentures and making any filings with federal and state securities authorities as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

Certification

I hereby certify that the foregoing is a true and correct copy of a resolution duly passed by the written consent of the Directors of Claridge Ventures, Inc. and that the said resolution is now in full force and effect.

/s/ Kenneth Edmundson

Date: April 5, 2012

BY: Kenneth Edmundson

President, CEO and Director

Robert Edmundson

Date: April 5, 2012

BY: Robert Edmundson

Secretary, Treasurer and Director